EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS
PURSUANT TO U.S.C. SEC. 1350

Each of the undersigned officers of New York Global Innovations Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge:

(i)
That the Quarterly Report for the fiscal quarter ended September 30, 2015 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2015	By: /s/ Gadi Peleg
Gadi Peleg Chairman of the Board (Principal Executive Officer)
Date: November 3, 2015	By: /s/ Chanan Morris
Chanan Morris Chief Financial Officer (Principal Financial and Accounting Officer)